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EXHIBIT 3.24

State of California
Bill Jones
Secretary of State

[SEAL]	LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION	LLC-1

IMPORTANT—Read the instructions before completing the form.
This document is presented for filing pursuant to Section 17050 of the California Corporations Code.

Limited liability company name:
        (End the name with "LLC" or "Limited Liability Company". No periods between the letters in "LLC". "Limited" and "Company" may be abbreviated to "Ltd." and "Co.")

        INTERNATIONAL SYSTEMS, LLC

Latest date (month/day/year) on which the limited liability company is to dissolve:

        December 31, 2015

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.

Enter the name of initial agent for service of process and check the appropriate provision below:

        Allan H.                                                                                                                          , which is

  ☒
  an individual residing in California. Proceed to Item 5.

  ☐
  a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.

If the initial agent for service of process is an individual, enter a business or residential street address in California:

Street address:        14124 Recuerdo Drive

City: Del Mar                                      State: CALIFORN IA                                      Zip Code: 92014

The limited liability company will be managed by: (check one)

☐ one manager                                ☒ more than one manager                                ☐ limited liability company members

If other matters are to be included in the Articles of Organization attach one or more separate pages.
Number of pages attached, If any:

It is hereby declared that I am the person who executed this instrument, which execution is XXX act and deed.
/s/ ALLAN H. WEGNER Signature of organizer
Allan H. Wegner Type or print name of organizer
February 15, 1996	101996065035
FILED: REGISTRN/ARTICLES OF ORG. AT SACRAMENTO, CA ON MAR. 05, 1996 SECRETARY OF STATE OF CALIFORNIA
Approved by the Secretary of State 1/94

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  EXHIBIT 3.24
State of California Bill Jones Secretary of State